SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               --------------------

                         Citizens Communications Company
             (Exact name of registrant as specified in its charter)

               DELAWARE                               06-0619596
     (State or other jurisdiction of    (I.R.S. employer identification number)
      incorporation or organization)

                 3 High Ridge Park, Stamford, Connecticut 06905
               (Address of principal executive offices) (Zip Code)

                       Frontier Union 401(k) Savings Plan
                            (full title of the plan)

                               Scott N. Schneider
                         Vice Chairman of the Board and
                            Executive Vice President
                         Citizens Communications Company
                                3 High Ridge Park
                           Stamford, Connecticut 06905
                     (Name and address of agent for service)
                             Tel. No. (203) 614-5600
          (Telephone number, including area code, of agent for service)
                               --------------------

                                   Copies to:
                            David F. Kroenlein, Esq.
                                Winston & Strawn
                                 200 Park Avenue
                               New York, NY 10166
                                 (212) 294-2645
                               --------------------


                         CALCULATION OF REGISTRATION FEE
============================== ================== =========================== ======================== ===================
                                                                                 Proposed maximum
  Title of securities to be      Amount to be          Proposed maximum         aggregate offering         Amount of
         registered               registered       offering price per share            price            registration fee
------------------------------ ------------------ --------------------------- ------------------------ -------------------
Common Stock, par value $.25    (1)                 $ 9.19 (3)                  $22,975,000 (3)          $2,114 (4)
per Share                       2,500,000
------------------------------ ------------------ --------------------------- ------------------------ -------------------
Interests in the Plan           (2)
============================== ================== =========================== ======================== ===================

(1) The amount to be registered shall be deemed to include additional securities to be issued in connection with, or as a result of, stock splits, stock dividends and similar transactions.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3) The proposed maximum aggregate offering price listed above has been determined pursuant to Rule 457(h) of the Securities Act of 1933, as amended, with respect to the the maximum number of shares issuable under the Plan and a price per share of $9.19 the average of the reported high and low prices on the New York Stock Exchange on June 18, 2002. (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents filed by Citizens Communications Company ("Company" or "Citizens") with the Securities and Exchange Commission ("Commission" or "SEC") are hereby incorporated by reference in this registration statement:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 12, 2002.

     2. The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2002, filed on May 15, 2002.

     3. The Company's Current Reports on Form 8-K filed on June 18, 2002, May 20, 2002, May 16, 2002, May 14, 2002, March 22, 2002, March 8, 2002,
          February 21, 2002, January 30, 2002, January 15, 2002, January 9, 2002
          and Current Report on Form 8-K/A filed on January 15, 2002.

     4. The description of the Common Stock of the Company contained in the "Description of Capital Stock" section of the Company's Registration Statement on Form 8-A filed on March 22, 2002 as well as the description of the adoption of a rights plan and related matters contained in Exhibit 1 to that Registration Statement.

     All documents filed by Citizens pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), after the date of the initial filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents, provided, however, that the documents enumerated above or subsequently filed by Citizens pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in each year during which the offering made pursuant to this registration statement is in effect shall not be incorporated by reference in this registration statement after the filing of the Company's Annual Report on Form 10-K for such year.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          None.

Item 6.   Indemnification of Directors and Officers

     Citizens is incorporated under the Delaware General Corporation Law and is empowered by Section 145 of that law to indemnify officers and directors against certain expenses, liabilities and payments, including liabilities arising under the Securities Act of 1933, (the "Securities Act") as therein provided. In addition, Citizens' By-Laws 24 and 24A and a resolution adopted by the Board of Directors in connection with the issuance of certain securities of Citizens provide for indemnification of specified persons, including officers and directors of Citizens, for liabilities, including those arising under the Securities Act, as provided in the By-Laws and resolution. Generally, By-Laws 24 and 24A provide that, to the fullest extent permitted by applicable law,
Citizens shall indemnify and hold harmless, among others, any of Citizens' officers or directors or of any other entity for which he or she is acting at the request of Citizens, from and against any loss, damage, or claim incurred by such person by reason of any act or omission performed or omitted by such person on Citizens' behalf. Such By-Laws, generally speaking, also provide that, consistent with applicable law, expenses incurred by the indemnitee in connection with such proceeding be advanced by Citizens, subject to specified conditions. Citizens' Certificate of Incorporation further provides that no director shall be liable to Citizens or its stockholders for monetary damages for breach of fiduciary duty as a director, with stated exceptions.

     Citizens also maintains insurance providing coverage for the Company and its subsidiaries against obligations incurred as a result of indemnification of officers and directors. The coverage also insures the officers and directors for a liability against which they may not be indemnified by the Company or its subsidiaries but excludes specified dishonest acts.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

          See Exhibit Index.

Item 9.   Undertakings

          (a)      The Company hereby undertakes:

                   (1) to file,  during  any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) to  include  any  prospectus  required  by  Section
                    10(a)(3) of the Securities Act;

                         (ii) to reflect in the  prospectus  any facts or events
                    arising  after  the  effective  date  of  the   registration
                    statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                         (iii) to include any material  information with respect
                    to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                    (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Stamford, and State of Connecticut, on the 24th day of June, 2002.

                   CITIZENS COMMUNICATIONS COMPANY


                   By:   /s/ Scott N. Schneider
                       -----------------------------------------
                       Scott N. Schneider
                       Vice Chairman of the Board and Executive Vice President

                       POWER OF ATTORNEY

     Each of the undersigned directors and officers of the Company, individually as such director or officer, hereby makes, constitutes and appoints Scott N. Schneider with full power of substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in any and all capacities, and to file with the SEC, the registration statement on Form S-8 of the Company relating to the issuance of shares of common stock pursuant to the Frontier Union 401(k) Savings Plan and any and all amendments, including post-effective amendments, to such registration statement, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                  Title                                   Date

                                                  Chairman of the Board,
                                            Chief Executive Officer (principal
  /s/ Leonard Tow                            executive officer), and Director                    June 24      , 2002
------------------------------------                                               ---------------------------
Leonard Tow

                                            Vice Chairman of the Board, Chief
                                             Operating Officer, President and
  /s/ Rudy J. Graf                                     Director                                  June 24      , 2002
------------------------------------                                               ---------------------------
Rudy J. Graf

                                               Vice Chairman of the Board,
  /s/ Scott N. Schneider                  Executive Vice President and Director                  June 24      , 2002
------------------------------------                                               ---------------------------
Scott N. Schneider

                                             Chief Financial Officer and Vice
  /s/ Jerry Elliott                                    President                                 June 24      , 2002
------------------------------------                                               ---------------------------
Jerry Elliott                                 (principal financial officer)

                                           Vice President and Chief Accounting
                                                         Officer
  /s/ Robert J. Larson                        (principal accounting officer)                     June 24      , 2002
------------------------------------                                               ---------------------------
Robert J. Larson

  /s/ Norman I. Botwinik                                 Director                                June 24      , 2002
------------------------------------                                               ---------------------------
Norman I. Botwinik

  /s/ Aaron I. Fleischman                                Director                                June 24      , 2002
------------------------------------                                               ---------------------------
Aaron I. Fleischman

                                                         Director                                             , 2002
------------------------------------                                               ---------------------------
Stanley Harfenist

  /s/ Andrew N. Heine                                    Director                                June 24      , 2002
------------------------------------                                               ---------------------------
Andrew N. Heine

  /s/ John L. Schroeder                                  Director                                June 24      , 2002
------------------------------------                                               ---------------------------
John L. Schroeder






  /s/ Robert A. Stanger                                  Director                                June 24      , 2002
------------------------------------                                               ---------------------------
Robert  A. Stanger

  /s/ Edwin Tornberg                                     Director                                June 24      , 2002
------------------------------------                                               ---------------------------
Edwin Tornberg

                                                         Director                                             , 2002
------------------------------------                                               ---------------------------
Claire L. Tow


     Pursuant to the requirements of the Securities Act of 1933, the Plan sponsor has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized in the City of Stamford, and State of Connecticut, on the 24th day of June, 2002.


                   FRONTIER UNION 401(K) SAVINGS PLAN
                   By: Citizens Communications Company,
                       as Plan Sponsor


                   By:  /s/ Scott N. Schneider
                       -----------------------------------------
                       Scott N. Schneider
                       Vice Chairman of the Board and Executive Vice President

                                  EXHIBIT INDEX

       Exhibit No.             Description

          4.1 Restated Certificate of Incorporation of Citizens Communications Company, dated as of May 19, 2000 (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000)


          4.2 By-Laws of Citizens Communications Company, as amended to date (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on March 22, 2002)


          4.3  Frontier Union 401(k) Plan

          5.1 In lieu of an IRS determination letter that the Frontier Union 401 (k) Savings Plan is qualified under Section 401 of the Internal Revenue Code, the undersigned registrant hereby undertakes that it will submit or has submitted the Frontier Union 401(k) Savings Plan and any amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Frontier Union 401(k) Savings Plan.


          23.1 Consent of KPMG LLP


          24   Power of Attorney (included on signature page hereof)